Exhibit 5.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Curaleaf Holdings, Inc. (the “Company”) Form F-10 filed under the Securities Act of 1933, as amended, of:

•	our report, dated March 6, 2024, on the consolidated financial statements of the Company and its subsidiaries, which comprise the consolidated balance sheets as at December 31, 2023 and 2022 and the consolidated statements of operations, comprehensive income (loss), shareholders equity and cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies, (collectively the “Financial Statement Report”); and

•	our report, dated March 6, 2024, on the effectiveness of internal control over financial reporting of the Company as of December 31, 2023 (the “Controls Report” and together with the Financial Statement Report, the “Reports”)

originally appearing in the Reports on Form 40-F of Curaleaf Holdings, Inc. for the year ended December 31, 2023. We also consent to the reference to our Firm under the heading “Auditors” in such Registration Statement.

/s/ PKF O'Connor Davies, LLP

New York, New York
February 5, 2025

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